UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange
Warrants, each whole warrant exercisable for shares of Common stock at an exercise price of $11.50 per share	HLGN.W	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2023, the board of directors (the “Board”) of Heliogen, Inc. (the “Company”), appointed Roger Lazarus to serve as a Class III director for a term expiring at the 2024 annual meeting of stockholders, effective immediately. Mr. Lazarus was also appointed to serve on the Audit Committee of the Board and the Compensation and Human Capital Committee of the Board and has been designated as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Mr. Lazarus is currently the Chief Financial Officer of Chain Bridge I, a NASDAQ registered special acquisition company, and is also a venture partner to Marcy Venture Partners and its portfolio companies. From 1997 to 2019 he worked as a partner at Ernst & Young LLP advising on acquisitions and investments for corporate and private equity clients. During his career with Ernst & Young, he served in a variety of roles, including as the Chief Operating Officer (“COO”) and Board member of Ernst & Young’s LatAm North region, where he managed internal operations and oversaw financial and operating reporting for 13 countries from 2017 to 2019, as a managing partner and COO of Ernst & Young Colombia from 2013 to 2019, and as the managing partner of Ernst & Young´s West Region Transactions service-line from 2006 to 2009. Mr. Lazarus is a director and the chair of the Audit Committee and Compensation Committee of LatAm Logistic Properties S.R.L, a 3PL real estate developer in Costa Rica, Colombia and Peru. He is chair of the Audit Committee of the Goldman Environmental Foundation, the sponsor of the annual Goldman Environmental Prize. Mr. Lazarus is a Chartered Accountant (ICAEW), holds a BA with honors in Economics from the University of York, England and completed the international certification of the Institute of Directors (London, England) in 2020.
Effective as of Mr. Lazarus’ appointment to the Board, the Board granted Mr. Lazarus an initial equity grant comprising 75,000 restricted stock units (“RSUs”), which vests ratably over a three-year period, with one-third vesting on each anniversary of the grant date, subject to Mr. Lazarus’ continued service on the Board. Mr. Lazarus will also be entitled to an annual equity grant equal to the lesser of (i) $150,000 and (ii) 75,000 RSUs, which fully vests on the earlier of (i) one year following the date of grant or (ii) the day before the next annual meeting following the applicable grant date, subject to Lazarus’ continued service on the Board. Mr. Lazarus’s annual cash compensation for his service as director of $70,000 will be prorated to reflect the commencement date of his Board service.
The Board has determined that Mr. Lazarus is an independent director under the listing standards of The New York Stock Exchange (the “NYSE”) and meets the additional independence requirements of the NYSE and SEC with respect to members of the Audit Committee and the Compensation and Human Capital Committee of the Board.
There are no arrangements or understandings between Mr. Lazarus and any other person pursuant to which Mr. Lazarus was selected as a director of the Company. There are also no family relationships between Mr. Lazarus and any director or executive officer of the Company and Mr. Lazarus does not have any direct or indirect material interest in any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Exchange Act.
In addition, director Julie M. Kane has been elected as the chairperson of the Board.
Item 7.01 Regulation FD Disclosure.
On March 6, 2023, the Company issued a press release announcing the appointment of Mr. Lazarus as a director of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	March 6, 2023	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer